Exhibit 23(vii)

                      INDEPENDENT AUDITORS' CONSENT

     We consent to the use and incorporation by reference in this Registration Statement of MainStreet BankGroup Incorporated on Form S-4 of our report dated January 5, 1995 relating to the consolidated financial statements of The First National Bank of Clifton Forge, which report is included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                PERSINGER & COMPANY, L.L.C.

Covington, Virginia
September 17, 1997